UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 8, 2016

Torchlight Energy Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093
(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On July 8, 2016, we sold a total of 10,000 shares of Series C Convertible Preferred Stock (the “Series C Preferred”) to certain investors at a purchase price of $100 per share for total consideration of $1,000,000.  We filed the Certificate of Designation for the Series C Preferred with the Secretary of State of Nevada on July 8, 2016.  The designations, preferences, limitations, restrictions and relative rights of the Series C Preferred are as follows: (i) a stated value of $100 per share; (ii) mandatory conversion on the earlier of 92 days after the spud date of Hazel Prospect or October 13, 2016, with each holder having the right to convert at its election any time before that; (iii) a conversion price of $1.01 per share of common stock; (iv) each holder has the right to convert its shares into a proportionate heads up working interest in the Hazel Prospect, provided such election is made prior to the mandatory stock conversion date described in “(ii)” above, which working interest will be determined by dividing the number of shares the holder is converting by 10,000 and multiplying the result by one-third; (v) no rights to dividends; (vi) no voting rights; and (vii) in the event of any voluntary or involuntary liquidation, dissolution or winding up, the holders will be entitled to be paid out of the assets available for distribution to our stockholders, before any payment is be made to the holders of common stock, but after the payment to the holders of Series B Convertible Preferred Stock.

The securities in the offering were issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder, including Regulation D.  The issuance of securities did not involve a “public offering” based upon the following factors: (i) the issuance of the securities was an isolated private transaction; (ii) a limited number of securities was issued to a limited number of purchasers; (iii) there were no public solicitations; (iv) each purchaser represented that it was an “accredited investor”; (v) the investment intent of the purchasers; and (vi) the restriction on transferability of the securities issued.

Item 3.03  Material Modification to Rights of Security Holders.

Reference is made to the disclosure set forth above under Item 3.02 of this current report, which disclosure is incorporated herein by reference.  Reference is also made to the Certificate of Designation included as Exhibit 4.1 to this current report, the disclosure in which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 4.1	Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: July 11, 2016	By: /s/ John Brda
John Brda
President